FIXED+1 MULTIFAMILY NOTE

US $17,651,000.00	March 31, 2008

FOR VALUE RECEIVED, the undersigned (“Borrower”) jointly and severally (if more than one) promises to pay to the order of PNC ARCS LLC, a Delaware limited liability company the principal sum of Seventeen Million Six Hundred Fifty One Thousand and No/100 Dollars (US $17,651,000.00), with interest accruing at the Interest Rate on the unpaid principal balance from the Disbursement Date until fully paid.

1. Defined Terms. In addition to defined terms found elsewhere in this Note, as used in this Note, the following definitions shall apply:

Adjustable Rate. From and after each Rate Change Date until the next Rate Change Date, the Adjustable Rate shall be the sum of (i) the Current Index, and (ii) the Margin, which sum is then rounded to three decimal places, subject to the limitations that the Adjustable Rate shall not be less than the Margin.

Adjustable Rate Period: The period commencing on the First Rate Change Date and ending on the Maturity Date.

Amortization Period: 360 months.

Business Day: Any day other than a Saturday, Sunday or any other day on which Lender is not open for business.

Current Index: The published Index that is effective on the 15th day before the applicable Rate Change Date.

Debt Service Amounts: Amounts payable under this Note, the Security Instrument or any other Loan Document.

Default Rate: A rate equal to the lesser of 4 percentage points above the Interest Rate or the maximum interest rate which may be collected from Borrower under applicable law.

Disbursement Date: The date of disbursement of Loan proceeds hereunder.

First Payment Change Date: The first day of May, 2014.

First Payment Date or First Interest Only Payment Date: The first day of May, 2008.

First Principal and Interest Payment Date: The first day of May, 2010.

First Rate Change Date: The first day of April, 2014.

Indebtedness: The principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instrument under Section 12 of the Security Instrument.

Index: The British Bankers Association fixing of the London Inter-Bank Offered Rate for 1-month U.S. Dollar-denominated deposits as reported by Telerate through electronic transmission. If the Index is no longer available, or is no longer posted through electronic transmission, Lender will choose a new index that is based upon comparable information and provide notice thereof to Borrower.

Fixed Rate: The annual rate of Five and Thirty Six Hundredths Percent (5.36%).

Last Interest-Only Payment Date: The first day of April, 2010.

Lender: The holder of this Note.

Loan: The loan evidenced by this Note.

Loan Term: 84 months.

Margin: The Adjustable Rate Period Mortgage Margin is 2.40%.

Maturity Date: The first day of April, 2015, or any earlier date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise.

Payment Change Date: The first day of the month following each Rate Change Date until this Note is repaid in full.

Property Jurisdiction: The jurisdiction in which the Land is located.

Remaining Amortization Period: For an amortizing Loan, as of each Payment Change Date, the Amortization Period minus the number of scheduled monthly principal and interest payments that have elapsed since the date of this Note.

Rate Change Date: The First Rate Change Date and the first day of each month thereafter until this Note is repaid in full.

Security Instrument: A Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing dated as of the date of this Note.

Yield Maintenance Period Term or Prepayment Premium Period Term: 72 months.

Yield Maintenance Period End Date or Prepayment Premium Period End Date: The last day of March, 2014.

Event of Default, Key Principal and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.

2. Address for Payment. All payments due under this Note shall be payable at 26901 Agoura Road, Suite 200, Calabasas Hills, California 91301, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

3. Payment of Principal and Interest. Principal and interest shall be paid as follows:

(a) Short Month Interest. If disbursement of principal is made by Lender to Borrower on any day other than the first day of the month, interest for the period beginning on the Disbursement Date and ending on and including the last day of the month in which such disbursement is made shall be payable simultaneously with the execution of this Note.

(b) Interest Computation. Interest under this Note shall be computed on the basis of (check one only):

[ ] 30/360. A 360-day year consisting of twelve 30-day months.

[ X ] Actual/360. A 360-day year. The amount of each monthly payment made by Borrower pursuant to Paragraph 3(d) below that is allocated to interest will be based on the actual number of calendar days during such month and shall be calculated by multiplying the unpaid principal balance of this Note by the per annum Interest Rate, dividing the product by 360 and multiplying the quotient by the actual number of days elapsed during the month. Borrower understands that the amount allocated to interest for each month will vary depending on the actual number of calendar days during such month.

(c) Interest Accrual. Interest shall accrue on the unpaid principal balance of this Note at the Fixed Rate or the Adjustable Rate, as applicable. Interest shall accrue at the Fixed Rate until the First Rate Change Date. Thereafter, interest shall accrue at the Adjustable Rate. During the Adjustable Rate Period, the Adjustable Rate shall change on each Rate Change Date until the loan is repaid in full.

(d) Monthly Installments.

(1) Fixed Rate Period. (Check one only.)

[ ] Amortizing Loan.

Consecutive monthly installments of principal and interest, each in the amount of       Dollars (US $     ), shall be payable on the First Payment Date and on the first day of every month thereafter, until and including the First Rate Change Date

[ ] Interest Only Loan. (Check one only)

[ ] 30/360. If interest accrues based on a 30/360 interest computation, then consecutive monthly installments of interest only, each in the amount of Dollars (US $ ), shall be payable on the First Payment Date and on the first day of every month thereafter, until and including the First Rate Change Date.

[ ] Actual/360. If interest accrues based on an Actual/360 interest computation, the amount of Dollars (US $ ) shall be payable on the First Payment Date and thereafter consecutive monthly installments of interest only, shall be payable as follows:

(1) Dollars (US $ ), shall be payable on the first day of each month during the term hereof which follows a 28-day month;

(2) Dollars (US $ ), shall be payable on the first day of each month during the term hereof which follows a 29-day month,

(3) Dollars (US $ ), shall be payable on the first day of each month during the term hereof which follows a 30-day month, or

(4) Dollars (US $ ), shall be payable on the first day of each month during the term hereof which follows a 31-day month,

until and including the First Rate Change Date.

[ X ] Partial Interest Only Loan.

(1)	Interest Only Period. Commencing on the First Interest Only Payment Date and on the first day of every month until and including the Last Interest Only Payment Date, consecutive monthly installments of interest only shall be payable and in an amount equal to one of the following (check one only):

[ ] 30/360. If interest accrues based on a 30/360 interest computation, then consecutive monthly installments of interest only, each in the amount of Dollars (US $ ).

[ ] Actual/360. If interest accrues based on an Actual/360 interest computation, the amount of Seventy Eight Thousand Eight Hundred Forty One and 13/100 Dollars (US $78,841.13) shall be payable on the First Interest Only Payment Date and thereafter consecutive monthly installments of interest only shall be payable as follows:

(i) Seventy Three Thousand Five Hundred Eighty Five and 06/100 Dollars (US $73,585.06), shall be payable on the first day of each month during the term hereof which follows a 28-day month;

(ii) Seventy Six Thousand Two Hundred Thirteen and 10/100 Dollars (US $76,213.10), shall be payable on the first day of each month during the term hereof which follows a 29-day month,

(iii) Seventy Eight Thousand Eight Hundred Forty One and 13/100 Dollars (US $78,841.13), shall be payable on the first day of each month during the term hereof which follows a 30-day month, or

(iv) Eighty One Thousand Four Hundred Sixty Nine and 17/100 Dollars (US $81,469.17), shall be payable on the first day of each month during the term hereof which follows a 31-day month,

(2)	Amortizing Period. Commencing on the First Principal and Interest Payment Date and on the first day of every month thereafter, until and including the First Rate Change Date, consecutive monthly installments of principal and interest shall be due and payable, each in the amount of Ninety Eight Thousand Six Hundred Seventy Five and 53/100 Dollars (US $98,675.53).

Adjustable Rate Period. (Check one only)

[ X ] Amortizing Loan. If the Loan is an amortizing Loan, consecutive monthly installments of principal and interest, each in the amount of the Required Monthly Payment (defined below), shall be payable on the first day of each month beginning on the First Payment Change Date and on each Payment Change Date thereafter until the entire unpaid principal balance evidenced by this Note is fully paid. The initial Required Monthly Payment shall be the amount required to pay the unpaid principal balance of this Note in equal monthly installments, including accrued interest at the Adjustable Rate over the Remaining Amortization Period. Thereafter, to the extent that the Adjustable Rate has changed, the Required Monthly Payment shall change on each Payment Change Date, and shall be in such amount as shall cause the unpaid principal balance of the Note to be amortized over the Remaining Amortization Period. Notwithstanding the interest accrual method selected in paragraph 3(b) above, the amount of the initial and all other Required Monthly Payments shall be calculated utilizing a 30/360 interest calculation payment schedule whether the amount allocated to interest on the loan is based on a 360-day year consisting of twelve 30-day months or on a 360-day year consisting of the actual number of days in each month. Any remaining principal and interest, if not sooner paid, shall be due and payable on the Maturity Date.

[ ] Interest-Only Loan. If the Loan is an interest-only Loan, consecutive monthly installments of interest only, each in the amount of the Required Monthly Payment (defined below), shall be payable on the First Payment Change Date and on each Payment Change Date thereafter until the entire unpaid principal balance evidenced by this Note is fully paid. The initial Required Monthly Payment shall be calculated based on the outstanding principal balance and the then-applicable Adjustable Rate. Thereafter, to the extent that the Adjustable Rate has changed, the Required Monthly Payment shall change on each Payment Change Date based on the then-applicable Adjustable Rate. The amount of the initial and any changed Required Monthly Payment shall be calculated utilizing the interest accrual method selected in paragraph 3(b) above. The entire unpaid principal balance and accrued but unpaid interest, if not sooner paid, shall be due and payable on the Maturity Date.

(i) Adjustable Rate. The Adjustable Rate shall be in effect beginning on the First Rate Change Date. From and after each Rate Change Date until the next Rate Change Date, the Adjustable Rate shall be the sum of (a) the Current Index, and (b) the Margin, which sum is then rounded to three decimal places, subject to the limitations that the Adjustable Rate shall not be less than the Margin. Accrued interest on this Note shall be paid in arrears.

(ii) Notice of Interest Rate Change. Before each Payment Change Date, Lender shall re-calculate the Adjustable Rate and shall notify Borrower (in the manner specified in the Security Instrument for giving notices) of any change in the Adjustable Rate and the Required Monthly Payment.

(iii) Correction to Required Monthly Payment. If Lender at any time determines, in its sole but reasonable discretion, that it has miscalculated the amount of the Required Monthly Payment (whether because of a miscalculation of the Adjustable Rate or otherwise), then Lender shall give notice to Borrower of the corrected amount of the Required Monthly Payment (and the corrected Adjustable Rate, if applicable) and (a) if the corrected amount of the Required Monthly Payment represents an increase, then Borrower shall, within 30 calendar days thereafter, pay to Lender any sums that Borrower would have otherwise been obligated under this Note to pay to Lender had the amount of the Required Monthly Payment not been miscalculated, or (b) if the corrected amount of the Required Monthly Payment represents a decrease thereof and Borrower is not otherwise in breach or default under any of the terms and provisions of the Note, the Security Instrument or any other loan document evidencing or securing the Note, then Borrower shall thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Lender had the amount of the Required Monthly Payment not been miscalculated.

(e) Payments Before Due Date. Any regularly scheduled monthly installment of principal and interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.

(f) Accrued Interest. Any accrued interest remaining past due for 30 days or more shall be added to and become part of the unpaid principal balance and shall bear interest at the rate or rates specified in this Note. Any reference herein to “accrued interest” shall refer to accrued interest which has not become part of the unpaid principal balance. Any amount added to principal pursuant to the Loan Documents shall bear interest at the applicable rate or rates specified in this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of principal and interest.

4. Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5. Security. The Indebtedness is secured, among other things, by the Security Instrument, and reference is made to the Security Instrument for other rights of Lender concerning the collateral for the Indebtedness.

6. Acceleration. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance.

7. Late Charge. If any monthly installment due hereunder is not received by Lender on or before the 10th day of each month or if any other amount payable under this Note or under the Security Instrument or any other Loan Document is not received by Lender within 10 days after the date such amount is due, counting from and including the date such amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to 5 percent of such monthly installment or other amount due. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 8.

8. Default Rate. So long as any monthly installment or any other payment due under this Note remains past due for 30 days or more, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at the Default Rate. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. Borrower also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any monthly installment or payment under this Note is delinquent for more than 30 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment or other payment due under this Note is delinquent for more than 30 days, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

9. Limits on Personal Liability.

(a) Except as otherwise provided in this Paragraph 9, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents, and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the Mortgaged Property (as such term is defined in the Security Instrument) and any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower’s liability shall not limit or impair Lender’s enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any obligations of Borrower.

(b) Borrower shall be personally liable to Lender for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of:

(1) failure of Borrower to pay to Lender upon demand after an Event of Default, all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence;

(2) failure of Borrower to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument;

(3) failure of Borrower to comply with Section 14(d) or (e) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports;

(4) fraud or written material misrepresentation by Borrower, Key Principal or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender; or

(5) failure to apply Rents, first, to the payment of reasonable operating expenses (other than Property management fees that are not currently payable pursuant to the terms of an Assignment of Management Agreement or any other agreement with Lender executed in connection with the Loan) and then to Debt Service Amounts, except that Borrower will not be personally liable (i) to the extent that Borrower lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, or (ii) with respect to Rents that are distributed in any calendar year if Borrower has paid all operating expenses and Debt Service Amounts for that calendar year.

(c) Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default:

(1) Borrower’s acquisition of any property or operation of any business not permitted by Section 33 of the Security Instrument; or

(2) a Transfer that is an Event of Default under Section 21 of the Security Instrument.

(d) To the extent that Borrower has personal liability under this Paragraph 9, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law. For purposes of this Paragraph 9, the term “Mortgaged Property” shall not include any funds that (1) have been applied by Borrower as required or permitted by the Security Instrument prior to the occurrence of an Event of Default, or (2) Borrower was unable to apply as required or permitted by the Security Instrument because of a bankruptcy, receivership, or similar judicial proceeding.

10. Voluntary and Involuntary Prepayments.

(a) A prepayment premium shall be payable in connection with any prepayment made under this Note as provided below:

(1) Borrower may voluntarily prepay all (but not less than all) of the unpaid principal balance of this Note only on the last calendar day of a calendar month (the “Last Day of the Month”) and only if Borrower has complied with all of the following:

(i)	Borrower must give Lender at least 30 days (if given via U.S. Postal Service) or 20 days (if given via facsimile, email or overnight courier), but not more than 60 days, prior written notice of Borrower’s intention to make a prepayment (the “Prepayment Notice”). The Prepayment Notice shall be given in writing (via facsimile, email, U.S. Postal Service or overnight courier) and addressed to Lender. The Prepayment Notice shall include, at a minimum, the Business Day upon which Borrower intends to make the prepayment (the “Intended Prepayment Date”).

(ii)	Borrower acknowledges that the Lender is not required to accept any voluntary prepayment of this Note on any day other than the Last Day of the Month even (A) if Borrower has given a Prepayment Notice with an Intended Prepayment Date other than the Last Day of the Month or (B) if the Last Day of the Month is not a Business Day. Therefore, even if Lender accepts a voluntary prepayment on any day other than the Last Day of the Month, for all purposes (including the accrual of interest and the calculation of the prepayment premium), any prepayment received by Lender on any day other than the Last Day of the Month shall be deemed to have been received by Lender on the Last Day of the Month and any prepayment calculation will include interest to and including the Last Day of the Month in which such prepayment occurs. If the Last Day of the Month is not a Business Day, then the Borrower must make the payment on the Business Day immediately preceding the Last Day of the Month.

(iii)	Any prepayment shall be made by paying (A) the amount of principal being prepaid, (B) all accrued interest (calculated to the Last Day of the Month), (C) all other sums due Lender at the time of such prepayment, and (D) the prepayment premium calculated pursuant to Schedule A.

(iv)	If, for any reason, Borrower fails to prepay this Note (A) within five (5) Business Days after the Intended Prepayment Date or (B) if the prepayment occurs in a month other than the month stated in the original Prepayment Notice, then Lender shall have the right, but not the obligation, to recalculate the prepayment premium based upon the date that Borrower actually prepays this Note and to make such calculation as described in Schedule A attached hereto. For purposes of such recalculation, such new prepayment date shall be deemed the “Intended Prepayment Date.”

(2) Upon Lender’s exercise of any right of acceleration under this Note, Borrower shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (i) all accrued interest and all other sums due Lender under this Note and the other Loan Documents, and (ii) the prepayment premium calculated pursuant to Schedule A.

(3) Any application by Lender of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Borrower, requiring the payment to Lender by Borrower of a prepayment premium.

(b) Notwithstanding the provisions of Paragraph 10(a), no prepayment premium shall be payable (1) with respect to any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument, or (2) as provided in subparagraph (b) of Schedule A.

(c) Schedule A is hereby incorporated by reference into this Note.

(d) Any required prepayment of less than the entire unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

(e) Borrower recognizes that any prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Borrower, will result in Lender’s incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender’s ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth on Schedule A represents a reasonable estimate of the damages Lender will incur because of a prepayment.

(f) Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the loan evidenced by this Note, and acknowledges that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower’s voluntary agreement to the prepayment premium provisions.

11. Costs and Expenses. Borrower shall pay on demand all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

12. Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13. Waivers. Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower, Key Principal, and all endorsers and guarantors of this Note and all other third party obligors.

14. Loan Charges. Borrower and Lender intend at all times to comply with the law of the State of Texas governing the maximum rate or amount of interest payable on or in connection with this Note and the Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount payable under this Note or under any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or of acceleration of the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by any applicable law, then Borrower and Lender expressly intend that all excess amounts collected by Lender shall be applied to reduce the unpaid principal balance of this Note (or, if this Note has been or would thereby be paid in full, shall be refunded to Borrower), and the provisions of this Note, the Security Instrument and any other Loan Documents immediately shall be deemed reformed and the amounts thereafter collectible under this Note or any other Loan Document reduced, without the necessity of the execution of any new documents, so at to comply with any applicable law, but so as to permit the recovery of the fullest amount otherwise payable under this Note or any other Loan Document. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by any applicable law, be amortized, prorated, allocated and spread throughout the full term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the applicable usury ceiling. Notwithstanding any provision contained in this Note, the Security Instrument or any other Loan Document that permits the compounding of interest, including any provision by which any accrued interest is added to the principal amount of this Note, the total amount of interest that Borrower is obligated to pay and Lender is entitled to receive with respect to the Indebtedness shall not exceed the amount calculated on a simple (i.e. noncompounded) interest basis at the maximum rate on principal amounts actually advanced to or for the account of Borrower, including all current and prior advances and any advances made pursuant to the Security Instrument or other Loan Documents (such as for the payment of taxes, insurance premiums and similar expenses or costs).

15. Commercial Purpose. Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

16. Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

17. Governing Law. This Note shall be governed by the law of the jurisdiction in which the Land is located.

18. Captions. The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

19. Notices. All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument.

20. Consent to Jurisdiction and Venue. Borrower and Key Principal each agrees that any controversy arising under or in relation to this Note shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note. Borrower and Key Principal each irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

21. WAIVER OF TRIAL BY JURY. BORROWER, KEY PRINCIPAL AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER, KEY PRINCIPAL AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

ATTACHED SCHEDULES. The following Schedules are attached to this Note:

[ X ] Schedule A		Prepayment Premium (required)
[ ]	Schedule B	Modifications to Multifamily Note

IN WITNESS WHEREOF, Borrower has signed and delivered this Note or has caused this Note to be signed and delivered by its duly authorized representative.

BORROWER:

G&E Apartment REIT Arboleda, LLC,
a Delaware limited liability company

By: Its:	Grubb & Ellis Apartment REIT Holdings, LP, a Virginia limited partnership Manager
By: Its:	Grubb & Ellis Apartment REIT, Inc., a Maryland corporation General Partner

By: /s/ Gus G. Remppies
Name: Gus G. Remppies
Title: Executive Vice-President

Borrower’s Social Security/Employer ID Number: 26-2140096
Fannie Mae Commitment Number: 854544

PAY TO THE ORDER OF

WITHOUT RECOURSE

LENDER:

PNC ARCS LLC,

a Delaware limited liability company

By: /s/ Larry R. Sneathern
Its:	Larry R. Sneathern Senior Vice President

ARCS Loan Number: 310229166

Fannie Mae Commitment Number: 854544

ACKNOWLEDGMENT AND AGREEMENT OF KEY PRINCIPAL TO
PERSONAL LIABILITY FOR EXCEPTIONS TO NON-RECOURSE LIABILITY

Key Principal, who has an economic interest in Borrower or who will otherwise obtain a material financial benefit from the Loan, hereby absolutely, unconditionally and irrevocably agrees to pay to Lender, or its assigns, on demand, all amounts for which Borrower is personally liable under Paragraph 9 of the Multifamily Note to which this Acknowledgment is attached (the “Note”). The obligations of Key Principal shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Security Instrument. Lender may pursue its remedies against Key Principal without first exhausting its remedies against the Borrower or the Mortgaged Property. All capitalized terms used but not defined in this Acknowledgment shall have the meanings given to such terms in the Security Instrument. As used in this Acknowledgment, the term “Key Principal” (each if more than one) shall mean only those individuals or entities that execute this Acknowledgment.

The obligations of Key Principal shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, or enforceability of the Note, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Key Principal hereby waives the benefit of all principles or provisions of law, which are or might be in conflict with the terms of this Acknowledgment, and agrees that Key Principal’s obligations shall not be affected by any circumstances which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Key Principal hereby waives the benefits of any right of discharge and all other rights under any and all statutes or other laws relating to guarantors or sureties, to the fullest extent permitted by law, diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note including this Acknowledgment, which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Key Principal under this Acknowledgment, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, notice of the incurring by Borrower of any obligation or indebtedness and all rights to require Lender to (a) proceed against Borrower, (b) proceed against any general partner of Borrower, (c) proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness, or (d) if Borrower is a partnership, pursue any other remedy it may have against Borrower, or any general partner of Borrower. In addition, Key Principal waives the benefit of any right to discharge under chapter 34 of the Texas Business and Commerce Code and all other rights of sureties and guarantors thereunder.

At any time without notice to Key Principal, and without affecting the liability of Key Principal hereunder, (a) the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part; (b) the time for Borrower’s performance of or compliance with any covenant or agreement contained in the Note, or any other Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the maturity of the Indebtedness may be accelerated as provided in the Note or any other Loan Document; (d) the Note or any other Loan Document may be modified or amended by Lender and Borrower in any respect, including an increase in the principal amount; and (e) any security for the Indebtedness may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness.

Key Principal acknowledges that Key Principal has received a copy of the Note and all other Loan Documents. Neither this Acknowledgment nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement. Key Principal agrees to notify Lender (in the manner for giving notices provided in Section 31 of the Security Instrument) of any change of Key Principal’s address within 10 Business Days after such change of address occurs. Any notices to Key Principal shall be given in the manner provided in Section 31 of the Security Instrument. Key Principal agrees to be bound by Paragraphs 20 and 21 of the Note.

THIS ACKNOWLEDGMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

THIS ACKNOWLEDGMENT IS AN INSTRUMENT SEPARATE FROM, AND NOT A PART OF, THE NOTE. BY SIGNING THIS ACKNOWLEDGMENT, KEY PRINCIPAL DOES NOT INTEND TO BECOME AN ACCOMMODATION PARTY TO, OR AN ENDORSER OF, THE NOTE.

IN WITNESS WHEREOF, Key Principal has signed and delivered this Acknowledgment or has caused this Acknowledgment to be signed and delivered by its duly authorized representative.

KEY PRINCIPALS:
Grubb & Ellis Apartment REIT, Inc., a Maryland corporation By: /s/ Gus G. Remppies Name: Gus G. Remppies Title: Executive Vice-President
1551 North Tustin Avenue
Suite 300
Santa Ana, CA 92705
Social Security/Employer ID Number: 20-3975609
/s/ Stanley J. Olander
Stanley J. Olander 4319 Monument Avenue
Richmond, VA 23230
Social Security/Employer ID Number: ###-##-####